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EXHIBIT 24
                                POWER OF ATTORNEY

                                RAYTHEON COMPANY

          The undersigned hereby constitutes Christoph L. Hoffmann and Thomas D. Hyde, and each of them, jointly and severally, his or her lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, including, but not limited to, that listed below, in connection with the preparation, execution and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Exchange Act of 1934 of an Annual Report on Form 10-K of Raytheon Company (the "Company") and any amendments thereto for the Company's fiscal year ended December 31, 1997 with exhibits thereto, including, but not limited to, the Company's Audited Consolidated Financial Statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and Management's Discussion and Analysis of Financial Condition and Results of Operations for the Company's fiscal year ended December 31, 1997, and other documents in connection therewith (collectively, the "Form 10-K"), and all matters required by the Commission in connection with the Form 10-K, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney's-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: March 25, 1998                           Dennis J. Picard
                                               (Dennis J. Picard)
                                       Chairman of the Board and Director
                                         (Principal Executive Officer)

Dated: March 25, 1998                    Ferdinand Colloredo-Mansfeld
                                        (Ferdinand Colloredo-Mansfeld)

Dated: March 25, 1998                    Steven D. Dorfman
                                        (Steven D. Dorfman)

Dated: March 25, 1998                    Thomas E. Everhart
                                        (Thomas E. Everhart)

Dated: March 25, 1998                    Theodore L. Eliot, Jr.
                                        (Theodore L. Eliot, Jr.)

Dated: March 25, 1998                    John R. Galvin
                                        (John R. Galvin)

Dated: March 25, 1998                    Barbara B. Hauptfuhrer
                                        (Barbara B. Hauptfuhrer)

Dated: March 25, 1998                    Richard D. Hill
                                        (Richard D. Hill)
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Dated: March 25, 1998                    L. Dennis Kozlowski
                                        (L. Dennis Kozlowski)

Dated: March 25, 1998                    James N. Land, Jr.
                                        (James N. Land, Jr.)

Dated: March 25, 1998                    A. Lowell Lawson
                                        (A. Lowell Lawson)

Dated: March 25, 1998                    Charles H. Noski
                                        (Charles H. Noski)

Dated: March 25, 1998                    Thomas L. Phillips
                                        (Thomas L. Phillips)

Dated: March 25, 1998                    Warren B. Rudman
                                        (Warren B. Rudman)